UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 24, 2015

Date of Report (Date of earliest event reported)

Summer Infant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33346	20-1994619
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(Address of principal executive offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Annual Incentive Bonus Program

On March 24, 2015, the Compensation Committee of the Board of Directors of Summer Infant, Inc. (the “Company”) approved changes to the financial metrics to be met for funding of the bonus pool under the Company’s annual incentive bonus program in which the Company’s Chief Executive Officer, Chief Financial Offer and other named executive officers participate.  Historically, the funding of the bonus pool has been based upon the Company’s achievement of a specified pre-bonus adjusted EBITDA target.  For the 2015 performance year, the funding of the bonus pool will be based on the achievement of company-wide performance targets related to pre-bonus adjusted EBITDA, contribution margin and operating cash flow, with such metrics receiving weightings of 40%, 30% and 30%, respectively.  Each metric will be measured separately, provided that if the pre-bonus adjusted EBITDA does not meet the specified minimum threshold, any payout earned under the remaining metrics will be capped at target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: March 27, 2015	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer